Exhibit 2.1

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of November 3, 2025, by and among FG MERGER II CORP., a Nevada corporation (“Acquiror”), FG MERGER SUB II INC., a Nevada corporation (“Merger Sub”), and BOXABL INC., a Nevada corporation (the “Company”). Acquiror, Merger Sub and the Company are sometimes referred to collectively in this Amendment as the “Parties.”

RECITALS

A.            The Parties entered into that certain Agreement and Plan of Merger, dated as of August 4, 2025 (the “Agreement”).

B.            The Parties desire to modify the terms of the Agreement to revise the Agreement End Date, all upon and subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.                        Capitalized Terms. All initially capitalized, undefined terms herein will have the meaning given such terms in the Agreement.

2.                        Amendment. The Agreement shall be amended as follows:

(a)	The date set forth in the first sentence of Section 10.1(e) is hereby deleted and replaced with “March 31, 2026”.

3.             Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Nevada without reference to conflict of laws principles.

4.             Binding Effect. This Amendment is binding upon and shall inure to the benefit of the Parties and their respective heirs, successors and permitted assigns, subject however to all terms and conditions contained in the Agreement.

5.             Execution; Counterparts. This Amendment may be executed in any number of counterparts, including electronic counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first set forth above.

ACQUIROR:

FG MERGER II CORP.

By:	/s/ Larry Swets
Name: Larry Swets
Title: Chief Executive Officer

MERGER SUB:

FG MERGER SUB II INC.

By:	/s/ Hassan Baqar
Name: Hassan Baqar
Title: Chief Executive Officer

COMPANY:

BOXABL INC.

By:	/s/ Galiano Tiramani
Name: Galiano Tiramani
Title: co-Chief Executive Officer

Signature page to

First Amendment to Agreement and Plan of Merger